Exhibit 23.02 - Consent of Deloitte & Touche LLP, independent registered public accounting firm - Birdsall, Inc. Retirement Savings Plan

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-178497 on Form S-8 of our report dated June 15, 2011, relating to the statement of net assets available for benefits as of December 31, 2010 of Birdsall, Inc. Retirement Savings Plan, appearing in this Annual Report on Form 11-K of Birdsall, Inc. Retirement Savings Plan for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP
Chicago, Illinois

June 25, 2012